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                                                                   EXHIBIT 99.01

               MARK MCEACHEN TO RESIGN POST AS CFO FOR EXCITE@HOME

REDWOOD CITY, Calif. - Sept. 10, 2001 - Excite@Home (Nasdaq: ATHM) today announced that Mark McEachen, executive vice president and chief financial officer, has resigned and will leave the company to pursue other opportunities, effective September 9, 2001. The Company is actively seeking a replacement.

About Excite@Home

Excite@Home is the leader in broadband, offering consumers residential broadband services and businesses high-speed commercial services. Excite@Home has three joint ventures outside of North America to deliver high-speed Internet services and has localized versions of the Excite service in 15 international markets.

Excite@Home, @Home, Excite and the "@" stylized logo are trademarks of At Home Corporation and may be registered in certain jurisdictions.

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Media Contact:
Alison Bowman
650-556-2355
bowmana@excitehome.net

Investor Contact:
Joe Shiffler
650-556-3323
jshiffler@excitehome.net